Exhibit 10.50

EXELON SHC, INC.

EXELON NEW ENGLAND POWER MARKETING, L.P.

c/o Exelon Generation Company, LLC

300 Exelon Way

Kennett Square, PA 19348

January 31, 2005

Dynegy New York Holdings Inc.

c/o Dynegy Inc.

1000 Louisiana Street, Suite 5800

Houston, TX 77002

Attention: Alec G. Dryer

ExRes SHC, Inc.

335 Madison Avenue

18th Floor

New York, NY 10017

Attention: Todd Cutler

Re:	Amendment of Stock Purchase Agreement

Gentlemen:

Reference is made to that certain Stock Purchase Agreement, dated as of November 1, 2004, as amended by those certain letter agreements dated December 2, 2004 and December 31, 2004 (the “SPA”), in each case by and among Exelon SHC, Inc., Exelon New England Power Marketing, L.P., Dynegy New York Holdings Inc. and ExRes SHC, Inc. Capitalized terms used herein without definition shall have the definitions given such terms in the SPA.

A. Amendment to Schedules. ExRes, Buyer and Selling Stockholders desire to amend certain Schedules to the SPA as follows:

1. Amendment of Schedule 1.1(a)(5). Schedule 1.1(a)(5) to the SPA is hereby amended to delete in its entirety the language in the second bullet on Schedule 1.1(a)(5) regarding the assignment of the Grandfathered Independence TCC and replace such language with the following new language:

“•

Assignment of the Grandfathered Independence TCC by Sithe and its Subsidiaries to Exelon Generation or any its Affiliates and release by NIMO of Independence from all further obligations and liabilities thereunder and otherwise on terms reasonably satisfactory to Exelon Generation and Buyer or the creation of the

TCC “back to back” agreement (or alternative arrangements economically neutral to Sithe and its Subsidiaries on terms reasonably satisfactory to Exelon Generation and Buyer);”

2. Amendment of Schedule 1.1(a)(8). Schedule 1.1(a)(8) of to the SPA is hereby amended to replace the name “Peter Furniss” listed as Item 4 of Schedule 1.1(a)(8) with the name “Marsha Bronson” as the new person listed as Item 4 of Schedule 1.1(a)(8).

3. Amendment of Schedule 3.3. Schedule 3.3 to the SPA is hereby amended to delete in its entirety item number 6 of Schedule 3.3.

4. Amendment of Schedule 3.7. Schedule 3.7 to the SPA is hereby amended to add the contracts set forth on Schedule 3.7A attached hereto.

5. Amendment of Schedule 3.9(c). Schedule 3.9(c) to the SPA is hereby deleted in its entirety and replaced with Schedule 3.9(c) attached hereto.

6. Amendment of Schedules to Section 3.12. The Schedules to Section 3.12 of the SPA are hereby amended to add the contracts and instruments set forth on Schedule 3.12A attached hereto.

7. Amendment of Schedule 3.14. Schedule 3.14 to the SPA is hereby deleted in its entirety and replaced with Schedule 3.14 attached hereto.

8. Amendment of Schedule 5.10(a). Schedule 5.10(a) to the SPA is hereby amended to delete in its entirety the language in each of items numbered 1 and 2 of Schedule 5.10(a) and to replace such language with “Intentionally Omitted”.

9. Amendment of Schedule 5.11(a). Schedule 5.11(a) to the SPA is hereby amended to (a) add in Item 13 an asterisk immediately following the name “Ellen Tress”, (b) add the following names to Schedule 5.11(a):

“41.	Annette Mendez
42.	Koon Wing Sung
43.	Dakeshia Parsons-Cruz
44.	Maria Quinones
45.	Pascal Galmot
46.	Yury Dreysler
47.	Frank Gomez”,

(c) delete the name “Marsha Bronson” from Item 24 on Schedule 5.11(a), leaving Item 24 intentionally blank, (d) delete the name “Paul Marek” from Item 31 on Schedule 5.11(a), leaving Item 31 intentionally blank, and (e) delete in its entirety the language after the asterisk at the bottom of Schedule 5.11(a) and to replace such language with the following:

“Employee would be a full-time Sithe employee, but 20% of Ellen Tress’s time and 50% of Glenn Krapf’s time would be allocated to Exelon Generation or its Affiliates for Sithe International assistance under a services contract pursuant to which 20%, in the case of Ellen Tress, and 50%, in the case of Glenn Krapf, of the employee’s total compensation would be charged to Exelon Generation or its Affiliates.”

B. Accrued Vacation. Notwithstanding anything to the contrary in the SPA, ExRes, Buyer and Selling Stockholders hereby agree that:

1. Sithe and Allegheny Employees. Within thirty (30) days after the Closing Date, Buyer and ExRes shall cause Sithe to deliver to Exelon a schedule showing the amount of accrued vacation held by each Sithe Employee and Allegheny Employee as of the Closing Date together with the dollar value of such accrued vacation for each Sithe Employee and Allegheny Employee, calculated based on the accrued vacation policy applicable to such employees immediately prior to the Closing. Exelon shall pay Buyer or its designee by wire transfer of immediately available funds the aggregate dollar value of such accrued vacation for all such Sithe Employees and Allegheny Employees as shown on such schedule within ten (10) days after Exelon’s receipt of such schedule.

2. MRA Employees. Within thirty (30) days after Exelon’s receipt of the Decommissioning Notice, Buyer and ExRes shall cause Sithe to deliver to Exelon a schedule showing the amount of accrued vacation held by each MRA Employee as of the Closing Date together with the dollar value of such accrued vacation for each MRA Employee, calculated based on the accrued vacation policy applicable to such employees immediately prior to the Closing. Exelon shall pay Buyer or its designee by wire transfer of immediately available funds the aggregate dollar value of such accrued vacation for all such MRA Employees as shown on such schedule within ten (10) days after Exelon’s receipt of such schedule.

3. Termination of Vacation Obligations. Upon Exelon’s payment to Buyer or its designee as provided in Section B.1. and/or Section B.2. above, neither Exelon nor its Affiliates shall have any further obligations or liabilities to Buyer or its Affiliates with respect to vacation accrued prior to the Closing Date by the Sithe Employees, Allegheny Employees and MRA Employees with respect to which such payments were made by Exelon.

4. Refunds. If Buyer or its Affiliates receives any payments from any of the Allegheny Companies or, if Buyer delivers a Decommissioning Notice, the MRA Companies, with respect to vacation accrued by the Allegheny Employees or MRA Employees, as applicable, and if Exelon has made payments as provided in Section B.1 and Section B.2 above, as applicable, Buyer shall promptly pay to Exelon by wire transfer of funds such amounts received from any of the Allegheny Companies or MRA Companies, as applicable.

C. Amendment to SPA Sections. ExRes, Buyer and Selling Stockholders desire to amend certain Sections of the SPA as follows:

1. Section 2.2. Section 2.2 of the SPA is amended by changing the place and address of the Closing from the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania to the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York.

2. Section 5.16(c). Section 5.16(c) is amended by deleting in their entirety Sections 5.16(c)(i) and (ii) and replacing such Sections with the following new Sections 5.16(c)(i) and (ii):

“(i) If the MRA Value with respect to such MRA Company is positive, Exelon shall, within ten Business Days after receiving such statement, pay to Buyer, in cash, an amount equal to the MRA Value for such MRA Company.

(ii) If the MRA Value with respect to such MRA Company is negative, Exelon shall carry the negative MRA Value to each successive month prior to the completion of Decommissioning activity with respect to such MRA Company, to be netted against any positive MRA Value in such successive month(s).”

Section 5.16(c) is further amended by deleting the word “negative” in the first sentence following Section 5.16(c)(ii) and replacing such word with the word “positive”.

D. Office Space. ExRes, Buyer and Selling Stockholders hereby agree that for so long as Sithe maintains office space in New York, New York that has not otherwise become subject to a lease or sublease to a third party (but no longer than December 31, 2005), Buyer shall allow Peter Furniss, at no cost to Exelon, to continue to utilize office space (as long as such space is reasonably available) substantially similar to that which Peter Furniss has immediately prior to the Closing.

Except as amended, modified or waived hereby, the SPA remains in full force and effect and is hereby ratified and affirmed. This letter agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument, and any of the parties hereto may execute this letter agreement by signing any such counterpart. This letter agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this letter agreement as of the date first above written.

EXELON SHC, INC.

By:	/S/ TODD D. CUTLER
Name:	Todd D. Cutler
Title:	Assistant Secretary

EXELON NEW ENGLAND POWER MARKETING, L.P.

By:	/S/ TODD D. CUTLER
Name:	Todd D. Cutler
Title:	Assistant Secretary of Exelon AOG Holding #1, Inc., its general partner

DYNEGY NEW YORK HOLDINGS INC.

By:	/S/ ALEC DRYER
Name:	Alec Dryer
Title:	President

EXRES SHC, INC.

By:	/S/ TODD D. CUTLER
Name:	Todd D. Cutler
Title:	Assistant Secretary